UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

BioFuel Energy Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 1740 Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 11, 2014, BioFuel Energy Corp. (the “Company”) issued a press release (the “Release”) announcing the Company’s entry into a definitive agreement (the “Agreement”) with certain affiliates of Greenlight Capital, Inc. (“Greenlight”) and James R. Brickman (“Brickman”) pursuant to which the Company will acquire the equity interests of JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP (collectively, “JBGL”). JBGL is a series of real estate entities involved in the purchase and development of land for residential purposes, construction lending and home building operations. JBGL is currently owned and controlled by Greenlight and Brickman.

Pursuant to the terms of the Agreement, the Company will acquire JBGL for $275 million, payable in cash and Company common stock. The cash portion of the purchase price will be funded from the proceeds of a $70 million rights offering to be conducted by the Company and approximately $150 million in debt financing provided to the Company by Greenlight.

Consummation of the proposed transaction is subject to various conditions, including receipt of the approval of a majority of the Company’s stockholders (excluding Greenlight and its affiliates), the successful completion of the rights offering and the continued authorization for listing of the Company’s common stock on the Nasdaq Stock Market.

The Agreement was unanimously approved by a special committee of independent directors of the board of directors of the Company (the “Board”).  The Agreement was also approved by the Board.  A copy of the press release issued by the Company announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The terms of the Agreement will be described in a subsequent filing on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Federal securities laws.  Such statements include, among others, those concerning the expected completion of the transaction; the parties’ ability to complete the transaction considering the various closing conditions, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved.  Factors that could cause actual results to differ from those anticipated are discussed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2014, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on April 30, 2014, and our other filings pursuant to the Securities Exchange Act of 1934, as amended.

Additional Information and Where to Find It

The Company will file with the SEC a report on Form 8-K regarding the proposed transaction, which will include the Agreement. All parties desiring details regarding the proposed transaction are urged to review these documents, which will be available at the SEC’s website (http://www.sec.gov).

In connection with the proposed transaction, the Company will prepare and mail a proxy statement to its stockholders. This document will be filed with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed transaction and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at the following address and/or telephone number:

BioFuel Energy Corp.
1600 Broadway
Suite 1740
Denver, CO 80202
T: (303) 640-6500

Certain Information Concerning Participants

The Company and certain of its directors, executive officers and other members of management and employees, Greenlight and/or Brickman may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement relating to the proposed transaction when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated June 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: June 11, 2014	By:	/s/ Kelly Maguire
Name: Kelly Maguire
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 11, 2014.